                                                                    EXHIBIT 99.1


                                                 10250 Regency Circle, Suite 100
                                                 Omaha, Nebraska 68114
                                                 402-391-0010
                                                 Fax 402-391-4144
                                                 www.gptrust.com    NYSE: GPP
(GPT LOGO)


FOR FURTHER INFORMATION:

AT THE COMPANY:                    AT FINANCIAL RELATIONS BOARD:
Nancy D. Olson                     Marilyn Windsor           Diane Hettwer
CFO/Treasurer                      General Inquiries         Analyst Inquiries
402-391-0010 Ext. 202              702-515-1260              312-640-6760


FOR IMMEDIATE RELEASE
TUESDAY, MARCH 1, 2005

              GOVERNMENT PROPERTIES TRUST ANNOUNCES FOURTH-QUARTER,
                         YEAR-END 2004 FINANCIAL RESULTS

OMAHA, NEB.--MARCH 1, 2005--GOVERNMENT PROPERTIES TRUST, INC. (NYSE: GPP), a self-managed, self-administered real estate investment trust, today announced results for the fourth quarter and year ended December 31, 2004.


FOURTH-QUARTER 2004 RESULTS

Funds from operations (FFO) was $1.4 million, or $0.07 per diluted share, and net income was $526,000, or $0.03 per diluted share, for the quarter ended December 31, 2004. This compares with FFO for the quarter ended December 31, 2003 of $207,000, or $0.21 per diluted share, and a net loss of ($43,000), or ($0.04) per diluted share. The weighted average number of diluted shares outstanding was 20.7 million for the quarter ended December 31, 2004 and 975,552 for the same quarter in 2003. Total revenue for the three months ended December 31, 2004 was $4.2 million compared with $1.0 million for the same quarter in 2003. See the attachment to this press release for a reconciliation of FFO and net income (loss), the most directly comparable Generally Accepted Accounting Principles (GAAP) measure.

SIGNIFICANT FOURTH-QUARTER EVENTS

- Completed the acquisition of the 79,000-square-foot Food and Drug Administration Building in College Park, Md., for a contract purchase price of $22.3 million.

- Completed the acquisition of the 81,000-square-foot Bureau of Public Debt Headquarters in Parkersburg, W.V., for a contract purchase price of $19.9 million.

- Completed the acquisition of the 33,000-square-foot U. S. Citizenship and Immigration Services Building in Pittsburgh, Pa., for a contract purchase price of $10.4 million.

- Completed the disposition of the Federal Express Building in Harahan, La., for $4.6 million.

-        Declared fourth-quarter dividend of $0.15 per share payable in January.


SIGNIFICANT ACCOMPLISHMENTS SUBSEQUENT TO DECEMBER 31, 2004

- Completed a $14.6 million, 15-year loan for the Hollings Judicial Center Annex in Charleston, S.C. The loan carries a fixed rate of 5.867 percent amortized over 30 years.

- Completed a $4.8 million, 15-year loan for the Veterans Administration Outpatient Clinic in Baton Rouge, La. The loan carries a fixed rate of
         5.867 percent amortized over 30 years.

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-        Completed a $1.4 million, 15-year loan for the Drug Enforcement
         Administration building in Bakersfield, Cailf. The loan carries a fixed rate of 5.867 percent amortized over 30 years.

2004 RESULTS

FFO for the year ended December 31, 2004 was ($431,000) or ($0.02) per diluted share. This compares with FFO for the year ended December 31, 2003 of $375,000, or $0.45 per diluted share. Net loss for the year ended December 31, 2004 was ($2.7) million, or ($0.14) per diluted share. This compares with a net loss of ($382,000), or ($0.46) per diluted share, for the year ended December 31, 2003. The weighted average number of diluted shares outstanding during 2004 was 19.1 million compared with 836,133 for 2003. Revenue for 2004 was $9.5 million compared with $2.8 million for 2003.

PORTFOLIO OVERVIEW

On December 31, 2004, Government Properties Trust's portfolio consisted of 12 properties totaling approximately 627,000 rentable square feet with an aggregate contract purchase price of $155.0 million. The properties are 98 percent occupied and have a weighted average remaining lease term of approximately 12 years.

ACQUISITION UPDATE

Currently, Government Properties Trust has six properties consisting of approximately 710,000 square feet of rentable space under contract or letter of intent for an aggregate purchase price of approximately $176.0 million at an indicated weighted average capitalization rate of 8.31 percent. Assuming the Company is able to close the purchase of all of the foregoing properties as currently contemplated, these closings are expected to occur between March 2005 and the second quarter of 2006.

Included in properties under contract are two properties, one priced at $49.0 million and the other at $71.0 million, consisting of 226,000 and 270,000 rentable square feet, respectively. These properties would represent the Company's largest acquisitions to date. Assuming Government Properties Trust is able to close the purchase of these properties as currently contemplated, the $49.0 million property is expected to close in March 2005 and the $71.0 million property is expected to close early in the second quarter of 2005.

In addition, the Company has 14 acquisition prospects currently in various stages of internal underwriting and due diligence consisting of over 2.7 million square feet of rentable space, representing an aggregate purchase price of $643.0 million.

"The foundation we built in 2004, our first year of operations, will allow us to focus on acquisitions and the deployment of our funds in 2005. Our goal remains to be fully deployed by year end, enjoying the full impact of these rental receipts in first quarter of 2006." stated Thomas D. Peschio, Government Properties Trust's President and Chief Executive Officer.

FOURTH-QUARTER CONFERENCE CALL AND WEBCAST

Government Properties Trust will hold a conference call to discuss fourth-quarter results at 11:00 a.m. Eastern time on Wednesday, March 2, 2005. The conference call will be simulcast live on the Internet, and can be accessed by logging onto www.vcall.com or the Company's Web site at www.gptrust.com. A replay will be available at the company's site.


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SUPPLEMENTAL QUARTERLY FINANCIAL AND OPERATING DATA

Government Properties Trust publishes supplemental quarterly financial and operating data that can be found under the Investor Relations section of the company's Web site at www.gptrust.com.

ABOUT GOVERNMENT PROPERTIES TRUST, INC.

Government Properties Trust, Inc. invests primarily in single tenant properties under long-term leases to the U.S. government. Government Properties Trust, Inc. is a self-managed, self-administered real estate investment trust, or REIT. The company is located at 10250 Regency Circle, Suite 100, Omaha, NE 68114.

LEGAL NOTICES
Forward-looking information

This press release contains forward-looking statements. These forward-looking statements include estimates regarding:

-        the expected revenues from our properties,
-        our use of Offering proceeds, and
-        our growth strategy and intentions.

These and other forward-looking statements can be identified by the use of words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the fact that our management only recently joined us; we must invest the proceeds of our recent Offering on acceptable terms and timeframes; we depend on the U.S. government for a significant portion of our revenues; our properties may have a higher risk of terrorist attack because the U.S. government is our principal tenant; we plan to incur debt to finance, on average, approximately 75% of the acquisition cost of the properties we buy; some of our leases may not provide for a full pass-through of increases in property operating costs; we may make distributions that include a return of capital as well as the other the risks discussed from time to time in our SEC filings.

All forward-looking statements included in this press release are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

Non-GAAP Financial Information

This press release contains non-GAAP financial information, including funds from operations (FFO). This press release also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.

We believe FFO is useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO for internal budgeting and planning purposes.

FFO, as calculated by us, may not be comparable to FFO reported by other companies that do not define these terms exactly as we define them. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income



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or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

For additional information, please visit the Government Properties Trust, Inc. web site at www.gptrust.com.


          FINANCIAL TABLES AND NON-GAAP TO GAAP RECONCILIATIONS FOLLOW:










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                       GOVERNMENT PROPERTIES TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                                           DECEMBER 31,
                                                                                                           ------------
                                                                                                    2004                  2003
                                                                                                -------------         -------------
                                     ASSETS
Real estate at cost:
 Land ..................................................................................        $  13,713,237         $   4,545,637
 Buildings and improvements ............................................................          117,069,518            24,050,859
 Tenant origination costs ..............................................................           26,628,718             6,200,441
 Real estate under development .........................................................            1,180,523                    --
 Furniture and equipment ...............................................................              185,818                34,486
                                                                                                -------------         -------------
                                                                                                  158,777,814            34,831,423
 Accumulated depreciation ..............................................................           (3,407,147)             (757,400)
                                                                                                -------------         -------------
                                                                                                  155,370,667            34,074,023
Cash and cash equivalents ..............................................................           93,814,813               760,859
Restricted cash escrows ................................................................            2,103,338               268,885
Tenant receivables .....................................................................            1,501,850               332,651
Notes receivable from tenant ...........................................................              665,216               111,773
Deferred costs, net ....................................................................              937,156             1,948,350
Real estate deposits ...................................................................              685,993               500,000
Property held for sale .................................................................                   --             4,266,438
Other assets ...........................................................................            1,241,554               411,607
                                                                                                -------------         -------------
Total assets ...........................................................................        $ 256,320,587         $  42,674,586
                                                                                                =============         =============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Accounts payable and accrued expenses .................................................        $   3,226,655         $   2,116,101
 Dividends payable .....................................................................            3,104,340               147,536
 Lines of credit .......................................................................                   --             3,047,655
 Mortgage notes payable ................................................................           77,584,897            24,647,478
 Mortgage note payable-- affiliate .....................................................                   --             1,639,219
 Liabilities related to property held for sale .........................................                   --             3,195,359
 Advances from affiliate ...............................................................                   --               102,873
                                                                                                -------------         -------------
Total liabilities ......................................................................           83,915,892            34,896,221
Stockholders' equity:
 Common stock ($0.01 par value at December 31, 2004 and $10 par value at
  December 31, 2003; 50,000,000 shares authorized, 20,695,567 and 975,552 shares issued and outstanding at December 31, 2004 and 2003,
  respectively) ........................................................................              205,223             8,682,228
 Additional paid-in capital ............................................................          188,259,230                    --
 Accumulated deficit ...................................................................          (16,059,758)             (903,863)
                                                                                                -------------         -------------
Total stockholders' equity .............................................................          172,404,695             7,778,365
                                                                                                -------------         -------------
Total liabilities and stockholders' equity .............................................        $ 256,320,587         $  42,674,586
                                                                                                =============         =============


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                        GOVERNMENT PROPERTIES TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                     (UNAUDITED)
                                                                  THREE MONTHS ENDED                          YEAR ENDED
                                                                     DECEMBER 31,                            DECEMBER 31,
                                                           --------------------------------        --------------------------------
                                                               2004                2003                2004                2003
                                                           ------------        ------------        ------------        ------------
Revenue:
  Rental income ....................................       $  4,031,516        $    998,706        $  9,091,592        $  2,812,476
  Tenant reimbursements ............................             60,876                  --             366,727                  --
                                                           ------------        ------------        ------------        ------------
Total revenue ......................................          4,192,392             998,706           9,458,319           2,812,476
Expenses:
  Property operations ..............................            723,268             236,147           1,849,838             623,178
  Real estate taxes ................................            386,506              66,421             964,934             238,170
  Depreciation and amortization ....................          1,212,756             253,677           2,649,747             764,089
  General and administrative .......................            994,204              39,159           4,020,414             440,668
                                                           ------------        ------------        ------------        ------------
Total expenses .....................................          3,316,734             595,404           9,484,933           2,066,105
                                                           ------------        ------------        ------------        ------------
Operating (loss) income ............................            875,658             403,302             (26,614)            746,371
Other income (expense):
  Interest income ..................................            481,508             (20,874)          1,719,925              21,635
  Expense ..........................................         (1,054,698)           (433,272)         (2,481,219)         (1,188,050)
  Expense from issuance of warrant .................                 --                  --          (2,097,900)                 --
  Amortization of deferred financing fees ..........           (101,510)              5,231            (271,595)             (9,230)
                                                           ------------        ------------        ------------        ------------
Income (loss) from continuing operations ...........            200,958             (45,614)         (3,157,403)           (429,274)
                                                           ------------        ------------        ------------        ------------
Discontinued operations:
  Gain from disposal of property ...................            313,857                  --             313,857                  --
  Income from property held for sale ...............             11,491               2,675             100,015              47,158
                                                           ------------        ------------        ------------        ------------
Income from discontinued operations ................            325,348               2,675             413,872              47,158
                                                           ------------        ------------        ------------        ------------
Net income (loss) ..................................       $    526,306        $    (42,939)       $ (2,743,531)       $   (382,116)
                                                           ============        ============        =============       ============
Earnings per share:
  Income (loss) from continuing operations..........       $       0.01        $      (0.04)       $      (0.16)       $      (0.51)
  Income from discontinued operations ..............               0.02                0.00                0.02                0.05
                                                           ============        ============        ============        ============
  Net income (loss) ................................       $       0.03        $      (0.04)       $      (0.14)       $      (0.46)
                                                           ============        ============        ============        ============
Distributions declared per share ...................       $       0.15        $       0.15        $       0.60        $       0.60
                                                           ============        ============        ============        ============
Weighted average shares outstanding (1) ............         20,693,202             975,552          19,071,652             836,133
                                                           ============        ============        ============        ============

(1) For the three months ended December 31, 2003 and for the years ended December 31, 2004 and 2003, basic and diluted weighted average shares outstanding are the same due to the net loss recorded for these periods. For the three months ended December 31, 2004 the basic and diluted weighted average shares outstanding were 20,518,535 and 20,693,202, respectively.

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                        GOVERNMENT PROPERTIES TRUST, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                         DECEMBER 31,
                                                                                                         ------------
                                                                                               2004                       2003
                                                                                           -------------              -------------
OPERATING ACTIVITIES
Net loss .....................................................................             $  (2,743,531)             $    (382,116)
Adjustments to reconcile net loss
 to net cash (used in) provided by
 operating activities:
 Depreciation and amortization ...............................................                 2,649,747                    764,089
 Amortization of deferred financing fees .....................................                   271,595                      9,230
 Expense from issuance of warrants ...........................................                 2,097,900                         --
 Compensation expense ........................................................                   864,673                         --
 Gain from disposal of property ..............................................                  (313,857)                        --
 Changes in assets and liabilities:
   Restricted cash escrows ...................................................                (1,834,453)                  (268,885)
   Tenant receivables ........................................................                (1,169,199)                  (332,651)
   Note receivable from tenant ...............................................                  (553,443)                  (111,773)
   Other assets ..............................................................                  (829,947)                  (254,979)
   Accounts payable and accrued expenses .....................................                 1,527,457                    193,804
                                                                                           -------------              -------------
Net cash (used in) provided by operating
 activities ..................................................................                   (33,058)                  (383,281)
INVESTING ACTIVITIES
Expenditures for real estate .................................................              (104,464,536)               (34,702,876)
Expenditures for furniture and equipment .....................................                  (151,332)                        --
Development of real estate assets ............................................                (1,180,523)
Proceeds from sale of real estate ............................................                 1,457,223                         --
Deposits on future real estate purchases .....................................                  (500,993)                  (500,000)
                                                                                           -------------              -------------
Net cash used in investing activities ........................................              (104,840,161)               (35,202,876)
FINANCING ACTIVITIES
Financing fees ...............................................................                (1,113,289)                  (134,709)
Net (repayments) borrowings under lines of credit ............................                (3,047,655)                 2,709,788
Proceeds from mortgage notes payable .........................................                37,000,000                 24,821,134
(Repayments) proceeds of mortgage note
 payable -- affiliate ........................................................                (1,639,219)                 1,639,219
(Repayments) proceeds of advances from
 affiliate ...................................................................                  (102,873)                   (93,589)
Principal payments on mortgage notes payable .................................                  (754,852)                  (173,656)
Net proceeds from sale of common stock .......................................               193,202,095                  5,715,220
Deferred offering costs paid .................................................               (16,161,474)                   (80,969)
Dividends paid ...............................................................                (9,455,560)                  (369,741)
                                                                                           -------------              -------------
Net cash provided by financing
 activities ..................................................................               197,927,173                 34,032,697
                                                                                           -------------              -------------
Net increase (decrease) in cash ..............................................                93,053,954                 (1,553,460)
Cash, beginning of year ......................................................                   760,859                  2,314,319
                                                                                           -------------              -------------
Cash, end of year ............................................................             $  93,814,813              $     760,859
                                                                                           =============              =============


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                        GOVERNMENT PROPERTIES TRUST, INC
                               FFO RECONCILIATION

                                                                          THREE MONTHS                         YEAR ENDED
                                                                       ENDED DECEMBER 31,                     DECEMBER 31,
                                                                       ------------------                     ------------
                                                                     2004              2003              2004              2003
                                                                 ------------      ------------      ------------      ------------
Net income (loss) ..........................................     $    526,306      $    (42,939)     $ (2,743,531)     $   (382,116)
Adjustments to reconcile to funds from Operations:
 Gain from disposal of property ............................         (313,857)               --          (313,857)               --
 Real estate depreciation and amortization (1) .............        1,205,464           249,612         2,626,193           757,400
                                                                 ------------      ------------      ------------      ------------
Funds from Operations ......................................     $  1,417,913      $    206,673      $   (431,195)     $    375,284
                                                                 ============      ============      ============      ============
Funds from Operations per common share .....................     $       0.07      $       0.21      $      (0.02)     $       0.45
                                                                 ============      ============      ============      ============
Weighted average shares outstanding (2) ....................       20,693,202           975,552        19,071,652           836,133
                                                                 ============      ============      ============      ============

(1) Excludes depreciation of non-real estate assets of $7,293 and $4,065 for the three months ended December 31, 2004 and 2003, respectively, and $23,554 and $6,690 for the year ended December 31, 2004 and 2003, respectively.

(2) For the three months ended December 31, 2003 and for the years ended December 31, 2004 and 2003, basic and diluted weighted average shares outstanding are the same due to the net loss for these periods. For the three months ended December 31, 2004, the basic and diluted shares outstanding were 20,518,535 and 20,693,202, respectively.

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